EXHIBIT 99.1

ServiceNow Reports Financial Results for Second Quarter 2013
Second Quarter Revenues Exceed $100 Million and Grew 80% Year-over-Year
SAN DIEGO – July 31, 2013 – ServiceNow® (NYSE: NOW), the enterprise IT cloud company, today announced its financial results for its second quarter of 2013.
Second quarter 2013 results:

•	Revenues of $102.2 million, an increase of 80% compared to the second quarter of 2012, and an increase of 19% from the first quarter of 2013.

•
A GAAP net loss for the quarter of $21.4 million, or a loss of $0.16 per basic and diluted share, compared to a GAAP net loss of $8.7 million, or a loss of $0.32 per basic and diluted share, in the second quarter of 2012.

•
A non-GAAP net loss for the quarter of $7.8 million, or a loss of $0.06 per basic and diluted share, compared to a non-GAAP net loss of $1.6 million, or a loss of $0.06 per basic and diluted share, in the second quarter of 2012 (see the table entitled "Results of Operations GAAP to Non-GAAP Reconciliation” for a reconciliation of these GAAP and non-GAAP financial measures).

•	Deferred revenue of $210.0 million, an 8% increase over the $194.8 million reported at the end of the prior quarter.

•
Billings were $117.5 million, a 6% increase over the $110.3 million reported in the previous quarter and a 63% increase over the $72.1 million in the same period last year (see the table entitled “Non-GAAP Billings Reconciliation” for a reconciliation of non-GAAP billings to GAAP revenues).

“In the second quarter we added 138 new customers, bringing our cumulative customer count to 1,778 worldwide, achieved a customer renewal rate of 94.2%, and continued to penetrate our installed base with upsells comprising 25% of our total annual contract value signed during the quarter,” said Frank Slootman, president and chief executive officer, ServiceNow. “We also hosted nearly 4,000 attendees at our annual user conference, Knowledge, and announced several key product innovations.”

“ServiceNow crossed the $100 million revenue mark for the first time with $102.2 million in total revenue in the quarter, and billed $117.5 million, our second consecutive quarter in excess of $100 million,” added Michael Scarpelli, chief financial officer, ServiceNow. “In addition, we generated $9.7 million in operating cash flow in the quarter.”

Financial Outlook
The non-GAAP financial guidance discussed below excludes stock-based compensation expense and the related income tax effect (see table which reconciles these non-GAAP financial measures to the related GAAP measures). We completed the acquisition of Mirror42 on July 1, 2013 and incorporated the expected revenues and operating expenses associated with the acquisition in our guidance. The accounting treatment for the acquisition is pending completion and therefore we have excluded the related amortization of acquired intangible assets, acquisition-related expenses, and income tax expense from our guidance for the third quarter. In the future, we will include these acquisition related expenses in our non-GAAP results. Negative numbers are shown in parentheses.
For the third quarter of 2013, we expect:

•
Total revenues between $104 and $106 million, representing year-over-year growth between 62% and 65%. Our total third quarter revenue estimate consists of subscription revenues between $88 and $89 million and professional services and other revenues between $16 and $17 million.

•	Subscription gross margin of approximately 75%, professional services and other gross margin between 7% and 9%, and overall gross margin of approximately 65%.

•	Operating margin between (3%) and (2%).

•	A net loss per basic and diluted share between ($0.03) and ($0.02) with weighted-average shares outstanding of approximately 137.5 million.
For the full year 2013, we expect revenues to be in the range of $406 to $410 million, representing year-over-year growth between 67% and 68%. Our total annual revenues estimate consists of subscription revenues between $337 and $339 million and professional services and other revenues between $69 and $71 million.

Updates since our last earnings release:

•
In May, ServiceNow hosted Knowledge13™, our annual global user conference, in Las Vegas. With nearly 4,000 attendees, doubling last year’s attendance, Knowledge is the largest gathering of IT professionals using cloud services to transform service delivery across the enterprise.

•	In May, ServiceNow announced:

◦	ServiceNow App Creator enabling ‘citizen developers’ to easily create intuitive enterprise applications on the ServiceNow Service Automation Platform.

◦	ServiceNow for iPad which provides IT with the ability to view and interact with their work anytime, anywhere.

◦	ServiceNow Cloud Provisioning, a new orchestration application that enables IT to automate the entire cloud management lifecycle.

◦	ServiceNow CMDB data certification, a new capability in the ServiceNow CMDB (Configuration Management Database) that ensures data remains accurate, current and relevant.

•
In July, ServiceNow announced the acquisition of Mirror42. The new ServiceNow Performance Analytics product provides users with Key Performance Indicator (KPI)-driven dashboards and scorecards that work transparently with all ServiceNow applications.

Conference Call Details
The conference call will begin at 2:00 p.m. Pacific Time (21:00 GMT) on Wednesday, July 31, 2013. Interested parties may listen to the call by dialing 866.270.6057 (passcode: 37292950), or if outside North America, by dialing 617.213.8891 (passcode: 37292950). Individuals may access the live teleconference from the investor relations section of the ServiceNow website at http://investors.servicenow.com. The webcast will be archived for a period of 30 days.
An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 888.286.8010 (passcode: 11018243), or if outside North America, by dialing 617.801.6888 (passcode: 11018243)

Statement regarding use of non-GAAP financial measures
The company reports non-GAAP results for gross margins, operating margins, net income or loss, basic and diluted income or loss per share, free cash flow and billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The company’s financial measures under GAAP include stock-based compensation expense and adjustments for capitalized software. Management believes the presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of the company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the company’s past and future operating performance.
Free cash flow, which is a non-GAAP financial measure, is calculated as GAAP net cash provided by operating activities reduced by purchases of property and equipment. Management believes information regarding free cash flow provides investors with an important perspective on the cash available to invest in our business and fund ongoing operations. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.
Billings is calculated as revenue plus the change in total deferred revenue. Management believes billings offers investors useful supplemental information regarding the performance of our business, and will help investors better understand the sales volumes and performance of our business.
The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward looking statements
This release contains “forward-looking statements” regarding our performance, including in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.
Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: (i) errors, interruptions, delays, or security breaches in or of our service or web hosting, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, and (v) our ability to compete successfully against existing and new competitors.
Further information on these and other factors that could affect our financial results are included in our Form 10-K for the year ended December 31, 2012 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the second quarter ended June 30, 2013.
We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
About ServiceNow
ServiceNow is the enterprise IT cloud company.  We focus on transforming enterprise IT by automating and standardizing business processes and consolidating IT across the global enterprise.  Organizations deploy our service to create a single system of record for enterprise IT, lower operational costs and enhance efficiency.  Additionally, our customers use our extensible platform to build custom applications for automating activities unique to their business requirements. For more information, visit www.servicenow.com.
# # #
ServiceNow and the ServiceNow logo are registered trademarks of ServiceNow. Knowledge is a trademark of ServiceNow. All other brand and product names are trademarks or registered trademarks of their respective holders.
Media Contacts:
Liza S. Goldberg
ServiceNow
408.501.8553
liza.goldberg@servicenow.com

Kim McCrossen
Schwartz MSL
781.684.6253
servicenow@schwartzmsl.com

Investor Contact:
ir@servicenow.com

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Revenues:
Subscription	$80,376	$46,820	$151,934	$86,361
Professional services and other	21,846	9,954	36,227	17,844
Total revenues	102,222	56,774	188,161	104,205
Cost of revenues (1):
Subscription	20,219	14,239	38,531	25,251
Professional services and other	15,779	8,652	29,775	18,876
Total cost of revenues	35,998	22,891	68,306	44,127
Gross profit	66,224	33,883	119,855	60,078
Operating expenses (1):
Sales and marketing	52,291	26,909	90,517	46,216
Research and development (2)	17,951	9,272	33,990	15,315
General and administrative	15,325	6,819	27,604	13,246
Total operating expenses	85,567	43,000	152,111	74,777
Loss from operations	(19,343)	(9,117)	(32,256)	(14,699)
Interest and other income (expense), net	(1,323)	41	(1,204)	533
Loss before provision for (benefit from) income taxes	(20,666)	(9,076)	(33,460)	(14,166)
Provision for (benefit from) income taxes	739	(352)	1,303	198
Net loss	$(21,405)	$(8,724)	$(34,763)	$(14,364)
Net loss attributable to common stockholders - Basic and Diluted	$(21,405)	$(8,878)	$(34,763)	$(14,672)
Net loss per share attributable to common stockholders:
Basic	$(0.16)	$(0.32)	$(0.26)	$(0.55)
Diluted	$(0.16)	$(0.32)	$(0.26)	$(0.55)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	134,454,085	27,788,547	132,298,095	26,452,100
Diluted	134,454,085	27,788,547	132,298,095	26,452,100

(1) Includes total stock-based compensation expense for stock-based awards as follows:
	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Cost of revenues:
Subscription	$1,996	$706	$3,790	$1,238
Professional services and other	1,065	277	1,886	469
Sales and marketing	4,822	2,482	8,807	3,953
Research and development	3,715	1,541	6,829	2,202
General and administrative	3,230	1,451	5,562	2,513

(2) The Company recorded an out of period adjustment during the quarter ended June 30, 2012 to reflect the correction of an immaterial error related to software development costs of $0.7 million that was improperly capitalized during the quarter ended March 31, 2012. The correction of this error had no effect on the results of operations for the six months ended June 30, 2012.

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$120,233	$118,989
Short-term investments	133,547	195,702
Accounts receivable, net	92,765	78,163
Current portion of deferred commissions	21,171	14,979
Prepaid expenses and other current assets	9,093	14,256
Total current assets	376,809	422,089
Deferred commissions, less current portion	13,786	11,296
Long-term investments	92,342	—
Property and equipment, net	57,253	42,342
Other assets	2,143	2,387
Total assets	$542,333	$478,114

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,016	$9,604
Accrued expenses and other current liabilities	46,791	48,059
Current portion of deferred revenue	192,365	153,964
Total current liabilities	249,172	211,627
Deferred revenue, less current portion	17,675	16,397
Other long-term liabilities	7,591	6,685
Stockholders’ equity	267,895	243,405
Total liabilities and stockholders’equity	$542,333	$478,114

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Cash flows from operating activities:
Net loss	$(21,405)	$(8,724)	$(34,763)	$(14,364)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	5,339	2,826	9,703	4,872
Amortization of premiums on investments	1,138	98	2,233	98
Amortization of deferred commissions	6,631	3,001	11,997	5,344
Stock-based compensation	14,828	6,457	26,874	10,375
Tax benefit from exercise of stock options	(720)	703	(2,571)	(257)
Deferred tax assets	—	(174)	—	(174)
Bad debt expense	304	—	587	—
Lease abandonment costs	28	—	326	—
Changes in operating assets and liabilities:
Accounts receivable	(12,953)	(4,781)	(15,891)	(2,723)
Deferred commissions	(11,511)	(7,823)	(20,780)	(13,076)
Prepaid expenses and other current assets	1,924	1,031	5,842	5,203
Other assets	(17)	(1,882)	(247)	(1,956)
Accounts payable	1,346	(470)	(125)	963
Accrued expenses and other current liabilities	9,294	915	282	1,960
Deferred revenue	14,845	15,764	40,574	26,786
Other long-term liabilities	665	(2)	718	(33)
Net cash provided by operating activities	9,736	6,939	24,759	23,018
Cash flows from investing activities:
Purchases of property and equipment	(11,820)	(11,668)	(22,235)	(20,226)
Purchases of investments	(128,817)	(8,575)	(184,763)	(23,919)
Sale of investments	43,298	1,025	43,298	1,025
Maturities of investments (1)	52,101	—	107,451	—
Restricted cash	(163)	—	(163)	8
Net cash used in investing activities	(45,401)	(19,218)	(56,412)	(43,112)
Cash flows from financing activities:
Payment of follow-on offering costs	—	—	(698)	—
Proceeds from employee stock plans	10,362	832	31,830	2,133
Proceeds from early exercise of stock options, net	—	137	—	1,024
Tax benefit from exercise of stock options	720	(703)	2,571	257
Net proceeds from issuance of common stock	—	—	—	17,848
Purchases of common stock and restricted stock from
stockholders	—	(891)	—	(1,960)
Offering costs in connection with initial public offering	—	(1,164)	—	(1,164)
Net cash provided by (used in) financing activities	11,082	(1,789)	33,703	18,138
Foreign currency effect on cash and cash equivalents	34	(590)	(806)	(650)
Net increase (decrease) in cash and cash equivalents	(24,549)	(14,658)	1,244	(2,606)
Cash and cash equivalents at beginning of period	144,782	80,140	118,989	68,088
Cash and cash equivalents at end of period	$120,233	$65,482	$120,233	$65,482

Calculation of free cash flow (a non-GAAP measure):
Net cash provided by operating activities	$9,736	$6,939	$24,759	$23,018
Purchases of property and equipment	(11,820)	(11,668)	(22,235)	(20,226)
Free cash flow	$(2,084)	$(4,729)	$2,524	$2,792

(1) In the six months ended June 30, 2013, maturities of investments includes the effect of the correction of an immaterial error of $3.0 million related to securities that were improperly classified as short-term investments instead of cash and cash equivalents as of December 31, 2012.

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Three Months Ended
	June 30, 2013			June 30, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$80,376	—	$80,376	$46,820	—	$46,820
Professional services and other	21,846	—	21,846	9,954	—	9,954
Total revenues	102,222	—	102,222	56,774	—	56,774
Cost of revenues (1):
Subscription	20,219	(1,996)	18,223	14,239	(706)	13,533
Professional services and other	15,779	(1,065)	14,714	8,652	(277)	8,375
Total cost of revenues	35,998	(3,061)	32,937	22,891	(983)	21,908
Gross profit:
Subscription	60,157	1,996	62,153	32,581	706	33,287
Professional services and other	6,067	1,065	7,132	1,302	277	1,579
Total gross profit	$66,224	$3,061	$69,285	$33,883	$983	$34,866

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$52,291	$(4,822)	$47,469	$26,909	$(2,482)	$24,427
Research and development (2)	17,951	(3,715)	14,236	9,272	(2,273)	6,999
General and administrative	15,325	(3,230)	12,095	6,819	(1,451)	5,368
Total operating expenses	$85,567	$(11,767)	$73,800	$43,000	$(6,206)	$36,794

Reconciliation of loss from operations, provision for (benefit from) income taxes, net loss, net loss per share, and pro forma net loss per share:
Loss from operations	$(19,343)	$14,828	$(4,515)	$(9,117)	$7,189	$(1,928)
Loss before provision for (benefit from) income taxes	$(20,666)	$14,828	$(5,838)	$(9,076)	$7,189	$(1,887)
Provision for (benefit from) income taxes (1), (2)	739	1,253	1,992	(352)	110	(242)
Net loss	$(21,405)	$13,575	$(7,830)	$(8,724)	$7,079	$(1,645)
Net loss attributable to common stockholders - Basic and Diluted	$(21,405)	$13,575	$(7,830)	$(8,878)	$7,079	$(1,799)
Net loss per share attributable to common stockholders:
Basic	$(0.16)	$0.10	$(0.06)	$(0.32)	$0.26	$(0.06)
Diluted	$(0.16)	$0.10	$(0.06)	$(0.32)	$0.26	$(0.06)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	134,454,085	—	134,454,085	27,788,547	—	27,788,547
Diluted	134,454,085	—	134,454,085	27,788,547	—	27,788,547

(1) Adjustments include stock-based compensation and the related tax effect.

(2) Adjustment includes $0.7 million of additional research and development expenses, and the related tax effect, that were recorded during the quarter ended June 30, 2012 for the correction of an immaterial error related to software development costs that were improperly capitalized during the quarter ended March 31, 2012.

ServiceNow, Inc.
Results of Operations GAAP to Non-GAAP Reconciliation
(in thousands except share and per share data)
(Unaudited)

	Six Months Ended
	June 30, 2013			June 30, 2012
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Reconciliation of gross profit:
Revenues:
Subscription	$151,934	—	$151,934	$86,361	—	$86,361
Professional services and other	36,227	—	36,227	17,844	—	17,844
Total revenues	188,161	—	188,161	104,205	—	104,205
Cost of revenues (1):
Subscription	38,531	(3,790)	34,741	25,251	(1,238)	24,013
Professional services and other	29,775	(1,886)	27,889	18,876	(469)	18,407
Total cost of revenues	68,306	(5,676)	62,630	44,127	(1,707)	42,420
Gross profit:
Subscription	113,403	3,790	117,193	61,110	1,238	62,348
Professional services and other	6,452	1,886	8,338	(1,032)	469	(563)
Total gross profit	$119,855	$5,676	$125,531	$60,078	$1,707	$61,785

Reconciliation of operating expenses:
Operating expenses (1):
Sales and marketing	$90,517	$(8,807)	$81,710	$46,216	$(3,953)	$42,263
Research and development	33,990	(6,829)	27,161	15,315	(2,202)	13,113
General and administrative	27,604	(5,562)	22,042	13,246	(2,513)	10,733
Total operating expenses	$152,111	$(21,198)	$130,913	$74,777	$(8,668)	$66,109

Reconciliation of loss from operations, provision for income taxes, net loss, net loss per share, and pro forma net loss per share:
Loss from operations	$(32,256)	$26,874	$(5,382)	$(14,699)	$10,375	$(4,324)
Loss before provision for income taxes	$(33,460)	$26,874	$(6,586)	$(14,166)	$10,375	$(3,791)
Provision for income taxes (1)	1,303	1,792	3,095	198	141	339
Net loss	$(34,763)	$25,082	$(9,681)	$(14,364)	$10,234	$(4,130)
Net loss attributable to common stockholders - Basic and Diluted	$(34,763)	$25,082	$(9,681)	$(14,672)	$10,234	$(4,438)
Net loss per share attributable to common stockholders:
Basic	$(0.26)	$0.19	$(0.07)	$(0.55)	$0.38	$(0.17)
Diluted	$(0.26)	$0.19	$(0.07)	$(0.55)	$0.38	$(0.17)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	132,298,095	—	132,298,095	26,452,100	—	26,452,100
Diluted	132,298,095	—	132,298,095	26,452,100	—	26,452,100

(1) Adjustments include stock-based compensation and the related tax effect.

ServiceNow, Inc.
Non-GAAP Billings Reconciliation
(in thousands)
(Unaudited)

	Three Months Ended
	June 30,	March 31,	June 30,
	2013	2013	2012
Total revenues	$102,222	$85,939	$56,774
Deferred revenue, end of period	210,040	194,765	131,069
Less: deferred revenue, beginning of period	194,765	170,361	115,757
Billings	$117,497	$110,343	$72,086

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of July 31, 2013. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. More information on potential factors that could affect the company’s financial results is included from time to time in the company’s public reports filed with the SEC, including the company's Annual Report on Form 10-K filed on March 8, 2013, the company's Form 10-Q for the quarter ended March 31, 2013 filed on May 8, 2013 and the company's Form 10-Q for the quarter ended June 30, 2013 to be filed with the SEC. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Three Months Ended
September 30, 2013
Non-GAAP subscription gross margin	75%

Stock-based compensation expense	(2)%

GAAP subscription gross margin	73%

Non-GAAP professional services and other gross margin	7%-9%

Stock-based compensation expense	(9)%

GAAP professional services and other gross margin	(2%) - 0%

Non-GAAP total gross margin	65%

Stock-based compensation expense	(4)%

GAAP total gross margin	61%

Non-GAAP operating margin	(3%) - (2%)

Stock-based compensation expense	(17)%

GAAP operating margin	(20%) - (19%)

Non-GAAP basic and diluted net loss per share	($0.03) - ($0.02)

Stock-based compensation expense	$(0.14)

Incremental non-GAAP tax expense (1)	$0.01

GAAP basic and diluted net loss per share	($0.16) - ($0.15)

(1) Incremental non-GAAP tax expense reflects the increase to GAAP tax expense related to the non-GAAP stock-based compensation expense adjustments.